THIRD AMENDMENT TO PURCHASE AGREEMENT

      THIS AGREEMENT is entered into by and between ANGELES PARTNERS XIV, a California limited partnership ( Seller ), and MID-STATES DEVELOPMENT COMPANY, an Ohio general partnership ( Purchaser ), effective as of the 19th day of July, 1995, on the following terms and conditions:

      1. Background. Seller entered into that certain Purchase Agreement dated March 20, 1995, between Seller and Miller-Valentine Partners relating generally to the purchase and sale of real property, fixtures and personal
property referred to therein collectively as the  Property.   Subsequently, the
Purchase Agreement was amended and assigned to Purchaser pursuant to that certain Amendment to and Assignment of Purchase Agreement, effective as of April 27, 1995. Subsequently, the Purchase Agreement was amended pursuant to that certain Amendment to Purchase Agreement effective as of June 15 , 1995. The Purchase Agreement as so amended and assigned is hereafter referred to as the
 Contract.

      2. Closing Date Extended. Section 7.1 of the Contract is amended by changing the date on or before which the closing shall occur from June 15, 1995, to August 31, 1995.

      3.    The Contract, as amended hereby, remains in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this agreement on the date set forth below their respective signatures, but effective as of and from the date first above written.

PURCHASER:

MID-STATES DEVELOPMENT COMPANY, an Ohio general partnership



By: /s/James M. Miller
      Its General Partner

Date:  July 19, 1995

SELLER:

ANGELES PARTNERS XIV, a California limited partnership

By: ANGELES REALTY CORPORATION, II,
      Its General Partner

By: /s/Robert D. Long, Jr.

Its:  CAO/Controller

Date:  August 22, 1995